OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER
FISCAL YEAR ENDED SERIES REPORT
REPORTING:  FISCAL YEAR 1996



NOTE: THIS FISCAL YEAR-END SERIES REPORT REPORTS INFORMATION ON THE ASSETS INCLUDED IN OMI TRUST 1995-B AS OF THE END OF THE PREPAYMENT PERIOD THAT BEGAN ON SEPTEMBER 1, 1996 AND ENDED ON SEPTEMBER 30, 1996 AND AS OF THE END OF THE COLLECTION PERIOD THAT BEGAN ON SEPTEMBER 2, 1996 AND ENDED ON OCTOBER 1, 1996. ACCORDINGLY, THE INFORMATION PRESENTED WITH REGARD TO THE CERTIFICATES REFLECTS INFORMATION AS OF THE CLOSE OF BUSINESS ON OCTOBER 15, 1996, WHICH IS THE DISTRIBUTION DATE ON WHICH COLLECTIONS MADE AND LOSSES INCURRED DURING SUCH PREPAYMENT PERIOD AND COLLECTION PERIOD WERE PASSED THROUGH TO CERTIFICATEHOLDERS.




                    Scheduled Principal Balance of Contracts
------------------------------------------------------------------------------------------------

Beginning                                                                           Ending            Scheduled
Principal           Scheduled        Prepaid       Liquidated     Contracts         Principal         Gross           Servicing
Balance             Principal        Principal     Principal      Repurchased       Balance           Interest           Fee
-----------------------------------------------------------------------------------------------------------------------------------


 187,144,957.75   (4,784,442.97)  (7,942,062.92) (3,916,295.46)           0.00    170,502,156.40    20,403,880.06   1,801,153.79
====================================================================================================================================


Scheduled                                         Amount
Pass Thru         Liquidation   Reserve           Available for
Interest          Proceeds      Fund Draw         Distribution (1)
-------------------------------------------------------------------------------

18,602,726.27    3,163,797.48          0.00         36,294,183.43
================================================================================





                                                Reserve Fund
-------------------------------------------------------------------------------


   Beginning                                  Investment     Balance Before     Reserve      Reserve        Balance After
    Balance        Deposits      Distrib.      Interest   10/15/96 Distribution Fund Draw    Fund Deposit   10/15/96 Distribution
------------------------------------------------------------------------------------------------------------------------------------

           0.00     375,000.00    -14,353.58   15,828.35          376,474.77          0.00          0.00           376,474.77
====================================================================================================================================

                                   Reserve Fund Required Balance
                                   -------------------------------------
                                   Before 10/15/96      After 10/15/96
    Excess                         Distribution         Distribution
----------------                   -------------------------------------

      1,474.77                          375,000.00         375,000.00
=================                  =====================================



                                 Certificate Account as of 9/30/96
------------------------------------------------------------------------------------------------

 Beginning                 Deposits                               Investment      Ending
  Balance        Principal        Interest      Distributions      Interest       Balance
------------------------------------------------------------------------------------------------

         0.00   16,015,684.32   18,160,783.74  (33,899,640.41)       30,210.82    307,038.47
================================================================================================


                       P&I Advances at Distribution Date
---------------------------------------------------------------------------------
                       Aggregate          Aggregate
 Beginning             Recovered          Advances           Ending
  Balance               Advances            Made             Balance
---------------------------------------------------------------------------------


          0.00     (12,539,605.72)    14,545,820.85      2,006,215.13
=================================================================================

(1) PURSUANT TO THE APPLICABLE POOLING AND SERVICING AGREEMENT, $375,000 OF THE AMOUNTS AVAILABLE FOR DISTRIBUTION ON DISTRIBUTION DATES DURING THE FISCAL YEAR WERE DEPOSITED INTO THE RESERVE FUND, AND $1,801,153.79 OF SUCH AMOUNTS WERE USED TO PAY SERVICING FEES DUE TO THE SERVICER. CONSEQUENTLY, THE TOTAL AMOUNT DISTRIBUTED ON THE CERTIFICATES DURING THE FISCAL YEAR WAS $34,118,029.64.

OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER
FISCAL YEAR ENDED SERIES REPORT
REPORTING:  FISCAL YEAR 1996

REPOSSESSION LIQUIDATION REPORT



                 Liquidated                                                          Net                       Net       Current
  Prepayment      Principal      Sales       Insur.       Total    Repossession  Liquidation    Unrecov.    Pass Thru   Period Net
    Period         Balance     Proceeds      Refunds     Proceeds    Expenses      Proceeds     Advances     Proceeds  Gain/(Loss)
------------------------------------------------------------------------------------------------------------------------------------

SEE MONTHLY INVESTOR REPORTS FOR DETAIL

Oct-95               0.00           0.00        0.00          0.00        0.00         0.00        0.00         0.00        0.00
Nov-95          22,430.04      20,900.00    1,231.92     22,131.92    1,037.00    21,094.92      481.26    20,613.66   (1,816.38)
Dec-95          69,549.81      69,700.00    3,388.64     73,088.64    1,639.63    71,449.01    2,455.83    68,993.18     (556.63)
Jan-96         138,936.26     128,900.00    8,594.73    137,494.73   10,765.32   126,729.41    9,593.54   117,135.87  (21,800.39)
Feb-96         143,742.23     137,900.00   10,039.77    147,939.77   11,601.19   136,338.58   10,490.45   125,848.13  (17,894.10)
Mar-96         162,620.71     169,495.00    9,569.20    179,064.20   21,962.97   157,101.23   15,104.64   141,996.59  (20,624.12)
Apr-96         729,750.18     653,015.00   46,135.43    699,150.43   57,464.80   641,685.63   56,575.63   585,110.00 (144,640.18)
May-96         523,314.10     495,725.00   30,015.86    525,740.86   33,098.78   492,642.08   41,676.82   450,965.26  (72,348.84)
Jun-96         599,749.68     544,140.00   34,568.93    578,708.93   49,209.11   529,499.82   52,958.89   476,540.93 (123,208.75)
Jul-96         434,836.66     391,784.01   26,490.87    418,274.88   47,848.80   370,426.08   44,603.80   325,822.28 (109,014.38)
Aug-96         600,151.63     571,615.00   34,914.76    606,529.76   69,896.19   536,633.57   50,802.98   485,830.59 (114,321.04)
Sep-96         491,214.16     455,734.14   21,271.66    477,005.80   62,269.14   414,736.66   49,795.67   364,940.99 (126,273.17)
            =====================================================================================================================
             3,916,295.46   3,638,908.15  226,221.77  3,865,129.92  366,792.93 3,498,336.99  334,539.51 3,163,797.48 (752,497.98)
            ========================================================================================================================

                         Cumulative
                         Gain/(Loss)
                         ---------------
Oct-95
Nov-95
Dec-95
Jan-96
Feb-96
Mar-96
Apr-96
May-96
Jun-96
Jul-96
Aug-96
Sep-96


                         (752,497.98)
                         ==============

OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER
FISCAL YEAR ENDED SERIES REPORT
REPORTING:  FISCAL YEAR 1996

CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                    Original        Beginning         Current       Accelerated                    Ending             Principal Paid
     Cert.          Certificate      Certificate     Principal       Principal   Writedown    Certificate     Pool      Per $1,000
     Class          Balances        Balances          Payable      Distribution  Amounts (1)    Balances      Factor   Denomination
------------------------------------------------------------------------------------------------------------------------------------


A-1               52,393,000.00    52,393,000.00   (16,642,801.35)     0.00        0.00     35,750,198.65   68.23469%      317.65
A-1 Outstanding
    Writedown              0.00             0.00             0.00      0.00        0.00              0.00    0.00            0.00

A-2               62,169,000.00    62,169,000.00             0.00      0.00        0.00     62,169,000.00  100.00000%        0.00
A-2 Outstanding
    Writedown              0.00             0.00             0.00      0.00        0.00              0.00    0.00            0.00

A-3               29,540,000.00    29,540,000.00             0.00      0.00        0.00     29,540,000.00  100.00000%        0.00
A-3 Outstanding
    Writedown              0.00             0.00             0.00      0.00        0.00              0.00    0.00            0.00

A-4               15,907,000.00    15,907,000.00             0.00      0.00        0.00     15,907,000.00  100.00000%        0.00
A-4 Outstanding
    Writedown              0.00             0.00             0.00      0.00        0.00              0.00    0.00            0.00

B-1               19,650,000.00    19,650,000.00             0.00      0.00        0.00     19,650,000.00  100.00000%        0.00
B-1 Outstanding
    Writedown              0.00             0.00             0.00      0.00        0.00              0.00    0.00            0.00

B-2                7,485,958.00     7,485,958.00             0.00      0.00        0.00      7,485,958.00  100.00000%        0.00
B-2 Outstanding
    Writedown              0.00             0.00             0.00      0.00        0.00              0.00    0.00            0.00


                ------------------------------------------------------------------------------------------------

                 187,144,958.00   187,144,958.00   (16,642,801.35)     0.00       0.00    170,502,156.65
                ================================================================================================

                               (1) THIS REPRESENTS THE AMOUNT OF LOSSES ON THE ASSETS THAT WERE ALLOCATED TO REDUCED THE OUTSTANDING PRINCIPAL BALANCE OF THE CERTIFICATES IN ACCORDANCE WITH THE APPLICABLE POOLING AND SERVICING AGREEMENT.

OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER
FISCAL YEAR ENDED SERIES REPORT
REPORTING:  FISCAL YEAR 1996


CERTIFICATE INTEREST ANALYSIS


                                                                                              Interest Paid
  Certificate   Remittance  Beginning   Current          Total         Interest     Ending     Per $1,000     Cert.      TOTAL
    Class          Rate      Balance     Accrual          Paid        Shortfall    Balance    Denomination    Class   DISTRIBUTION
               -------------------------------------------------------------------------------------------------------------------
A-1                6.25%     0.00    2,835,213.89    2,835,213.89          0.00       0.00     54.11          A-1   19,478,015.24
A-1  Carryover
     Interest      0.00      0.00            0.00            0.00          0.00       0.00      0.00
A-1  Writedown
     Interest      0.00      0.00            0.00            0.00          0.00       0.00      0.00

A-2                6.45%     0.00    4,009,900.56    4,009,900.56          0.00       0.00     64.50          A-2    4,009,900.56
A-2  Carryover
     Interest      0.00      0.00            0.00            0.00          0.00       0.00      0.00
A-2  Writedown
     Interest      0.00      0.00            0.00            0.00          0.00       0.00      0.00

A-3                6.90%     0.00    2,038,260.00    2,038,260.00          0.00       0.00     69.00          A-3    2,038,260.00
A-3  Carryover
     Interest      0.00      0.00            0.00            0.00          0.00       0.00      0.00
A-3  Writedown
     Interest      0.00      0.00            0.00            0.00          0.00       0.00      0.00

A-4                7.50%     0.00    1,193,025.00    1,193,025.00          0.00       0.00     75.00          A-4    1,193,025.00
A-4  Carryover
     Interest      0.00      0.00            0.00            0.00          0.00       0.00      0.00
A-4  Writedown
     Interest      0.00      0.00            0.00            0.00          0.00       0.00      0.00

B-1                7.55%     0.00    1,483,575.00    1,483,575.00          0.00       0.00     75.50          B-1    1,483,575.00
B-1  Carryover
     Interest      0.00      0.00            0.00            0.00          0.00       0.00      0.00
B-1  Writedown
     Interest      0.00      0.00            0.00            0.00          0.00       0.00      0.00

B-2                8.65%     0.00      647,535.36      647,535.36          0.00       0.00     86.50          B-2      647,535.36
B-2  Carryover
     Interest      0.00      0.00            0.00            0.00          0.00       0.00      0.00
B-2  Writedown
     Interest      0.00      0.00            0.00            0.00          0.00       0.00      0.00

X                            0.00    6,395,216.46  5,642,718.48(1) 752,497.98 752,497.98                        X      5,642,718.48

R                            0.00            0.00          0.00          0.00       0.00                        R

Service Fee                  0.00    1,801,153.79  1,801,153.79          0.00       0.00                              1,801,153.79
                            ------------------------------------------------------------------------------------------------

                             0.00   20,403,880.06 19,651,382.08    752,497.98  752,497.98                            36,294,183.43

Less Reserve
Fund Deposit                                         375,000.00                                                         375,000.00
                                                 --------------                                                     --------------

                                                  19,276,382.08(2)                                                 35,919,183.43(2)
                                                 ==============                                               ====================

                                                (1) RESERVE FUND DEPOSITS WERE
                                                MADE FROM CASH FLOWS ON THE
                                                ASSETS, AS REQUIRED BY THE
                                                APPLICABLE POOLING AND SERVICING
                                                AGREEMENT IN THE AGGREGATE
                                                AMOUNT OF $375,000. THESE
                                                DEPOSITS HAD THE EFFECT OF
                                                REDUCING CASH AVAILABLE TO MAKE
                                                DISTRIBUTIONS ON THE CLASS X
                                                CERTIFICATES. CONSEQUENTLY, THE
                                                ACTUAL TOTAL AMOUNT DISTRIBUTED
                                                ON THE CLASS X CERTIFICATES WAS
                                                $5,267,718.48.

                                                (2) PURSUANT TO THE APPLICABLE
                                                POOLING AND SERVICING AGREEMENT,
                                                $375,000 OF THE AMOUNTS
                                                AVAILABLE FOR DISTRIBUTION ON
                                                DISTRIBUTION DATES DURING THE
                                                FISCAL YEAR WERE DEPOSITED INTO
                                                THE RESERVE FUND, AND
                                                $1,801,153.79 OF SUCH AMOUNTS
                                                WERE USED TO PAY SERVICING FEES
                                                DUE TO THE SERVICER.
                                                CONSEQUENTLY, THE TOTAL AMOUNT
                                                DISTRIBUTED ON THE CERTIFICATES
                                                DURING THE FISCAL YEAR WAS
                                                $34,118,029.64.

OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER
FISCAL YEAR ENDED SERIES REPORT
REPORTING:  FISCAL YEAR 1996

                                Repo Properties
                               Brought Current by                        Aggregate Repo Properties
          Gross Repossessions         Borrower      Net Current Repos    in Trust at Month-End
                 Principal             Principal        Principal                 Principal
          #      Balance       #       Balance     #    Balance          #         Balance
       --------------------  -------------------   -----------------     ------------------------


Oct-95    5  $   132,274.96    -       $    -      5  $ 132,274.96       5    $   132,274.96
Nov-95   12      249,278.92    -            -     12    249,278.92      17        381,553.88
Dec-95   15      362,713.06    -            -     15    362,713.06      32        744,266.94
Jan-96   19      520,612.90    -            -     19    520,612.90      51      1,264,879.84
Feb-96   23      621,092.83   (1)    (32,217.00)  22    588,875.83      73      1,853,755.67
Mar-96   26      652,576.85    -            -     26    652,576.85      99      2,506,332.52
Apr-96   30      867,220.48   (3)    (51,181.35)  27    816,039.13     126      3,322,371.65
May-96   24      589,127.98   (1)    (53,152.66)  23    535,975.32     149      3,858,346.97
Jun-96   31      842,281.22    -            -     31    842,281.22     180      4,700,628.19
Jul-96   28      893,186.29    -            -     28    893,186.29     208      5,593,814.48
Aug-96   37      999,703.33   (1)    (23,330.24)  36    976,373.09     244      6,570,187.57
Sep-96   29      903,856.00   (1)    (24,782.74)  28    879,073.26     272      7,449,260.83
         ------------------  -------------------  ----------------    -----------------------

Total
of
month
end
balance 279  $ 7,633,924.82   (7) $ (184,663.99) 272 $7,449,260.83   1,456   $ 38,377,673.50
        ==================== =================== =================  ========================

Average
month
end
balance  23 $   636,160.40   (1)  $  (15,388.67)  23 $  620,771.74     121   $  3,198,139.46
        ==================== =================== =================  ========================


OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER
FISCAL YEAR ENDED SERIES REPORT
REPORTING:  FISCAL YEAR 1996


                                        Delinquency Analysis
            --------------------------------------------------------------------------------

            31 to 59 days        60 to 89 days      90 days and Over   Total Delinq.
                Principal           Principal           Principal             Principal
            #   Balance           #       Balance    #        Balance    #     Balance
                   -------------------------------------------------------------------------

Oct-95     47    $ 1,180,087.67   -  $        -       -   $        -      47  $ 1,180,087.67
Nov-95     67      1,794,985.93  20     448,102.02    -            -      87    2,243,087.95
Dec-95     84      2,424,647.91  38     996,709.86   14     321,724.48   136    3,743,082.25
Jan-96     87      2,394,720.39  37   1,127,270.07   40   1,031,685.02   164    4,553,675.48
Feb-96     88      2,437,443.53  33     882,364.38   62   1,759,798.23   183    5,079,606.14
Mar-96     84      2,383,045.63  36     911,915.89   77   2,227,246.79   197    5,522,208.31
Apr-96     69      1,991,624.88  35     946,332.14   78   2,216,496.81   182    5,154,453.83
May-96    100      2,719,504.24  50   1,531,527.03   81   2,330,130.20   231    6,581,161.47
Jun-96    123      3,401,935.44  51   1,426,466.52   98   2,956,134.60   272    7,784,536.56
Jul-96     90      2,593,815.16  52   1,430,090.62  118   3,676,137.19   260    7,700,042.97
Aug-96    104      2,947,970.74  51   1,524,478.06  129   4,036,085.97   284    8,508,534.77
Sep-96    109      3,082,147.77  50   1,540,550.52  148   4,483,244.85   307    9,105,943.14
                   -------------------------------------------------------------------------

Total
of
month
end
balance 1,052    $29,351,929.29 453  $12,765,807.11 845  $25,038,684.14 2,350 $67,156,420.54
        =====================================================================================
Average
month
end
balance    88   $  2,445,994.11  38  $ 1,063,817.26  70 $  2,086,557.01   196 $ 5,596,368.38
        =====================================================================================


